EXHIBIT 10.1


                   ASSIGNMENT OF OVERRIDING ROYALTY INTEREST


STATE OF WYOMING          )
                                KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF _____________   )

That Infinity Oil & Gas of Wyoming, Inc., whose address is 950 17th Street, Suite 800, Denver, CO 80202 ("Assignor") for and in consideration of the sum of ONE HUNDRED AND NO/100 DOLLARS ($l00.00), cash in hand paid to Assignor by Drawbridge Special Opportunities Fund LP, whose address is 1251 Avenue of the Americas, Suite 1600, New York, NY 10020 ("Assignee"), the receipt of which is hereby acknowledged, does hereby TRANSFER, GRANT, ASSIGN and CONVEY unto Assignee a 2% of 8/8ths overriding royalty interest in, to and under the Oil and Gas Leases described on Exhibit A attached hereto (the "Leases") as to all lands and depths described in such leases and the hydrocarbons in and under and that may be produced and saved from the Lease (the "Overriding Royalty Interest") subject to the terms and provisions set forth herein.

     The Overriding Royalty Interest is subject to all applicable laws, rules, regulations and orders of governmental authorities.

     The Overriding Royalty Interest conveyed hereby is a non-operating, non-expensebearing overriding royalty interest in the nature of an interest in real property, free of all cost, risk and expense of production and operations and delivery including all drilling, developing, and operating costs and expenses, provided that the valuation of the oil, gas and associated hydrocarbons attributable to the Overriding Royalty Interest shall be made in the same manner as the valuation of oil and gas attributable to the royalty reserved to the federal government under a federal oil and gas lease. In addition, Assignee shall bear and pay all production and ad valorem taxes that may now or hereafter be applicable to the Overriding Royalty Interest or the production attributable thereto. In no event shall Assignee ever be liable or responsible in any way for the payment of any costs, expenses, or liabilities attributable to the Leases (or any part thereof) or incurred in connection with the production, saving or delivery of hydrocarbons produced related thereto. Assignor agrees to tender payment of the Overriding Royalty Interest to Assignee at the same time and in the same manner as royalty payments are made to the lessor under the Lease. This Conveyance is an absolute conveyance of an interest in real property.

     The overriding royalty interest herein transferred shall not, in any event, be paid or accrued upon any oil, gas, casinghead gas or other hydrocarbon substances used for operating, development or production purposes upon the lands covered by the Leases or unavoidably lost; and no overriding royalty shall be paid upon gas used in re pressuring or recycling operations or pressure maintenance operations benefiting the lands covered by the Leases.

     If Assignor owns less than 100% of the leasehold interest under the Lease, or in the event the Lease covers less than the full fee mineral estate, then the Overriding Royalty Interest shall be reduced proportionately with respect to Assignor's interest in such Lease or the partial fee mineral interest covered by the Lease.

     Subject to prior calls on production or other such commitments as of the date hereof, Assignee may elect to receive the Overriding Royalty Interest in kind if it so elects by giving Assignor at least 30 days advanced written notice. If Assignee elects to take its gas in kind then as between Assignor and Assignee, Assignor shall be in exclusive control and possession of the hydrocarbons produced related to the Overriding Royalty Interest delivered hereunder and responsible for any loss, damage or injury caused thereby until the same shall have been delivered to Assignee at the agreed delivery point for such hydrocarbons, after which delivery Assignee shall be deemed to be in exclusive control and possession thereof and responsible for any loss, injury, or damage caused thereby. To the extent it has the right to do so, Assignor hereby grants to Assignee easements and rights-of-way over and across the Leases and lands pooled, communitized and/or unitized therewith, together with rights of ingress and egress, for the purposes of receiving, accepting, and taking the Overriding Royalty Interest, and to the extent necessary, the construction, maintenance, operation, and repair, of pipelines, metering stations, and any and all other facilities and appurtenances necessary or useful related to the receipt, transportation, measurement, treatment, and marketing of the Overriding Royalty Interest.

     The Overriding Royalty Interest shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production and shall bear no part of the same. Assignor's retained leasehold shall be burdened with, and Assignor shall be responsible for the timely payment of all such royalties, overriding royalties, and other burdens on production, and Assignor shall defend, indemnify, and hold Assignee harmless from and against any loss or claim with respect to any such royalties, overriding royalties, or other burdens on production or any claim by the owners or holders of such royalties, overriding royalties, or other burdens on production.

     Assignor warrants and represents that the Leases are valid and subsisting oil and gas leases covering the lands or waterbottoms described therein; Assignor's ownership of the subject interests as set forth on Exhibit A entitles Assignor to a share of all hydrocarbons produced from or attributable to each Lease, and of the proceeds of such production, after giving effect to and/or deducting all applicable royalties, overriding royalties, and other burdens or payments out of production (except the Overriding Royalty Interest), which is not less than the Net Revenue Interest applicable to the relevant Lease, and obligates Assignor to pay a share of all costs of operation and development of each Lease which is not greater than the Gross Working Interest applicable to the relevant Lease, unless there is a corresponding and proportionate increase in the Net Revenue Interest as set forth in Exhibit A associated therewith. Assignor hereby binds Assignor and Assignor's legal representatives, successors, and assigns to warrant and forever defend all and singular title to the Overriding Royalty Interest and the Overriding Royalty Hydrocarbons unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

     Assignor shall not assign, sell, convey or otherwise transfer Assignor's interests in the Leases or any part thereof unless such sale, transfer, or assignment is made and accepted expressly subject and subordinate to this Conveyance and the Overriding Royalty Interest.




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     The Overriding Royalty Interest shall be applicable to any renewal, extension, or new lease taken or acquired by Assignor, or its successors or assigns, within one year after the date of termination of the Leases covering the same property, horizons and minerals.

          IN WITNESS WHEREOF, this Assignment of Overriding Royalty Interest is executed this 2nd day of July, 2003.

                         ASSIGNOR:

                         INFINITY OIL & GAS OF WYOMING, INC.



                         By:
                             ----------------------------------
                         Name:   Stanton E. Ross
                         Title:  President







































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State of Colorado     )
                      )
County of Denver      )



                              COLORADO

     The foregoing instrument was acknowledged before me by Stanton E. Ross as President of Infinity Oil & Gas of Wyoming, Inc., this 2nd day of July, 2003.


     Witness my hand and official seal:

                         Notary Public



                         ----------------------------------
                         Terri D. Thomas
                         My commission expires: November 5, 2006



































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